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                                                                    EXHIBIT 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP



We consent to the incorporation by reference in this Prospectus to the Registration Statement of Green Tree Financial Corporation on Form S-3 (Registration No. 333-75375) of our report dated March 30, 1999, relating to the consolidated financial statements of Green Tree Financial Corporation as of December 31, 1998 and for the year then ended, which report is included in Green Tree Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the caption "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 16, 1999